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                                                                       EXHIBIT 5

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                                      BRUNINI, GRANTHAM, GROWER & HEWES
                                              ATTORNEYS AT LAW

GEORGE P. HEWES, III          J. PERRY SANSING                                                 1400 TRUSTMARK BUILDING
NEWT P. HARRISON              LYNNE K. GREEN                                                   248 EAST CAPITOL STREET
RICHARD W. DORTCH             JAMES L. HALFORD                                              JACKSON, MISSISSIPPI 39201
LEIGH B. ALLEN, III           GRANVILLE TATE, JR.
EDMUND L. BRUNINI, JR.        ANNE C. SANDERS                                                          MAILING ADDRESS
LAWRENCE E. ALLISON, JR.      JAMES W. YOUNG, JR.                                               POST OFFICE DRAWER 119
CHARLES P. ADAMS, JR.         CHERI D. GREEN                  ______________, 1994          JACKSON, MISSISSIPPI 39205
W. DAVID WATKINS              STEPHEN J. CARMODY
HOLMES S. ADAMS               DORIAN E. TURNER                                                               TELEPHONE
WILLIAM L. SMITH              PAMELA W. DILL                                                              601-948-3101
JEFFERSON D. STEWART          JOSEPH E. VARNER, III
ROBERT D. DRINKWATER          R. DAVID MARCHETTI                                                             FACSIMILE
CHRISTOPHER A. SHAPLEY        KATHRYN R. GILCHRIST                                                        601-960-6902
R. DAVID KAUFMAN              EUGENE R. WASSON
JOHN E. MILNER                OTTOWA E. CARTER, JR.                                                  EDMUND L. BRUNINI
R. WILSON MONTJOY II          P. DAVID ANDRESS                                                             (1911-1992)
WALTER S. WEEMS               MICHAEL K. GRAVES
JAMES T. THOMAS, IV           STEPHEN L. EARNEST                                                    R. GORDON GRANTHAM
JAMES A. KEITH                M. PATRICK MCDOWELL                                                          (1912-1986)
LOUIS G. FULLER               MICHAEL E. GIEGER
WATTS C. UELTSCHEY            J. JEFFERY TROTTER                                                    JOHN R. HUTCHERSON
W. RODNEY CLEMENT, JR.                                                                                     (1939-1990)
BROOKS EASON
JOHN E. WADE, JR.                                                                                       JOHN M. GROWER
                                                                                                            OF COUNSEL


Board of Directors and Shareholders
First National Financial Corporation
1301 Washington Street
Vicksburg, Mississippi 39180

      We have acted as counsel to Trustmark Corporation, a Mississippi corporation ("Trustmark") and Trustmark National Bank, a national banking association ("Trustmark Bank") in connection with a Merger Agreement dated as of May 4, 1994, (the "Merger Agreement") by and among Trustmark, Trustmark Bank, First National Financial Corporation, a Mississippi corporation ("FNFC") and First National Bank of Vicksburg, a national banking association ("FNBV"). In connection with this representation, we have examined the charter and bylaws of Trustmark Bank, the articles of incorporation and bylaws of Trustmark, the corporate proceedings of Trustmark and Trustmark Bank in connection with the transactions contemplated by the Merger Agreement and such other documents and instruments as we deemed necessary to render the following opinions.

      Based upon the foregoing, we are of the opinion that:

      1. Trustmark Bank is duly organized, validly existing and in good standing as a national banking association.

      2. Trustmark is a duly organized, validly existing corporation in good standing under the laws of the State of Mississippi. The shares of Trustmark's common stock to be issued as a result of the Mergers
            (as defined in the Merger Agreement) will be, upon execution and delivery, duly authorized, validly issued, fully paid and nonassessable shares of the common stock of Trustmark and are registered on Form S-4 pursuant to the Securities Act of 1933.
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_______________, 1994
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         3.      The Merger Agreement is valid, binding and enforceable against
                 Trustmark and Trustmark Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights generally.

         4. The Mergers have been duly authorized by all requisite corporate and shareholder action of Trustmark and Trustmark Bank.

         5. To the best of our knowledge, following diligent inquiry, but without independent verification of facts certified by appropriate officials of Trustmark and/or Trustmark Bank and relied upon by us, neither Trustmark nor Trustmark Bank has made any material misrepresentation, materially breached any warranty or materially breached any covenant or condition in the Merger Agreement or in any document, statement, list or schedule referred to therein.

                                               Very truly yours,

                                               BRUNINI, GRANTHAM, GROWER & HEWES